EXHIBIT 99.1

GoPro Announces First Quarter 2016 Results
Sell-Thru Outpaced Sell-in, Channel and GoPro Inventory Down Sequentially
HERO4 Session Now The #2 Best Selling Digital Image Device in The U.S. Behind HERO4 Silver
Reaffirming Full-Year Revenue Guidance

SAN MATEO, Calif., May 5, 2016 - GoPro, Inc. (NASDAQ: GPRO) announced financial results for its first quarter ended March 31, 2016.

	Three Months Ended March 31,
($ in thousands, except per share amounts)	2016	2015	% Change

Revenue	$183,536	$363,109	(49.5)%
Gross margin
GAAP	32.5%	45.1%	(1,260) bps
Non-GAAP	33.0%	45.2%	(1,220) bps
Operating income (loss)
GAAP	$(121,435)	$22,268	(645.3)%
Non-GAAP	$(96,798)	$49,111	(297.1)%
Net income (loss)
GAAP	$(107,459)	$16,752	(741.5)%
Non-GAAP	$(86,740)	$35,619	(343.5)%
Diluted net income (loss) per share
GAAP	$(0.78)	$0.11	(809.1)%
Non-GAAP	$(0.63)	$0.24	(362.5)%
Adjusted EBITDA	$(86,771)	$56,507	(253.6)%
“Consumer demand for GoPro remains solid,” said Nicholas Woodman, GoPro Founder and CEO. "Unit sell-thru was close to first quarter 2015 levels, a quarter which benefited from the launch of HERO4. Revenue exceeded our guide and, importantly, unit sell-thru rates were approximately 50% higher than sell-in which drove global inventory levels down. And while we had to make the difficult decision to delay our drone, Karma, the upside is that Karma’s launch should now benefit from the holidays.”
First quarter non-GAAP gross margin was impacted by charges of approximately $8 million related to legacy products for excess purchase commitments, inventory write-downs and marketing development funds. These charges were due to lower sales estimates for end-of-life HERO products. GoPro has no further financial exposure remaining from purchase commitments and inventory related to our end-of-life HERO camera line. Excluding the charge, our non-GAAP gross margin would have been 36.8%.
GoPro reports gross profit, operating expenses, operating income (loss), net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring costs and the tax impact of these items.  Additionally, GoPro reports non-GAAP adjusted EBITDA. A reconciliation of preliminary GAAP financial measures to non-GAAP financial measures, as well as a description of items excluded from the calculation of non-GAAP financial measures, is presented in the financial statement portion of this release.

Recent GoPro Highlights Include:

•
According to The NPD Group’s Retail Tracking Service, GoPro accounted for 4 of the top 5 products on a unit basis in the combined digital camera/camcorder category in the U.S. HERO4 Silver remains the best-selling digital image camera on a unit and dollar basis. HERO4 Session moved to the #2 spot from #8 in the fourth quarter of 2015 on a unit basis in the combined digital camera/camcorder category in the U.S.

•	According to NPD, GoPro’s first quarter combined digital camera/camcorder unit share in the U.S. increased 150 basis points year-over-year to 20.9%.

•
According to GfK, GoPro’s first quarter digital imaging unit share in Europe increased 200 basis points year-over-year to 10.5%. In the first quarter, GoPro accounted for 6 of the top 10 camcorders in Europe on a unit basis.

•	International sales totaled more than 50% of total GoPro revenue in Q1 2016.

•	China remained a top ten market for GoPro in the first quarter. GoPro opened its first retail shop in Tianjin China. GoPro’s shop is situated in one of the city’s most popular shopping streets.

•
The GoPro Developer Program is an initiative that provides GoPro toolkits for developers creating mobile apps that connect directly to GoPro products. The program launched in April with 100 partners including BMW, Fisher-Price, Polar, Telefonica, and Toyota.

•
The GoPro Mobile App was downloaded 2.8 million times in the first quarter, totaling almost 27 million cumulative downloads; Q1 installs of GoPro Studio totaled almost 1.5 million, totaling nearly 16.5 million cumulative installs, with average daily video exports up 33.5% year-over-year to over 52,000 in the first quarter.

•	Launched GoPro Director’s Program which invites external video directors to help expand the notion of what is possible with GoPro technology.

•
Introduced Custom Solutions that integrate GoPro's camera technology and HEROCast™, GoPro's wireless HD micro transmitter, into products and systems used in professional productions, enabling unique, never- before-seen perspectives. Over the past year GoPro Custom Solutions have been used in professional productions including: MotoAmerica, MotoGP™, NHL, PGA TOUR and the GRAMMY Awards.

•
Introduced GoPro VR, a platform to view and share immersive content. The platform allows users to experience the immersive world of 360˚ video and transforms users' screens into a virtual portal, showcasing original content from GoPro and a global community of artists.

•	Omni™, a six-camera spherical array, named Best 360-degree Video Rig at NAB 2016 by Videomaker. GoPro started taking pre-orders for Omni™ for August delivery.

•	Odyssey™ rigs ship to artists and professional film makers. Odyssey™ is GoPro’s panoramic stereoscopic 16-camera rig optimized to work with Google’s Jump.

•	GoPro extended an agreement with the world’s premiere cycling event, Tour de France.
Business Outlook:
We continue to estimate our full year 2016 revenue to be in the range of $1.35 billion to $1.5 billion, in line with the guidance we provided on February 3, 2016.
Upcoming Events
Management will participate in upcoming investor conferences on May 24 and June 14 of 2016. GoPro will furnish a link to these events on its investor relations website, http://investor.gopro.com/ for both the live and archived webcasts.
Conference Call:
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results.
To listen to the live conference call, please dial toll free (888) 791-4322 or (913) 312-0652, access code 1741031, approximately 10 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the "Events & Presentations" section of the Company's website at http://investor.gopro.com. The webcast will be recorded and the recording will be available on GoPro's website, http://investor.gopro.com, approximately two hours after the call and for 90 days thereafter.

About GoPro, Inc. (NASDAQ: GPRO):
GoPro, Inc. is transforming the way people visually capture and share their lives. What began as an idea to help athletes self-document themselves engaged in their sport, GoPro has become a standard for how people capture themselves engaged in their interests, whatever they may be. From extreme to mainstream, professional to consumer, GoPro enables the world to capture and share its passion in the form of immersive and engaging content.
GOPRO, HERO, other GoPro Marks, and their respective logos are trademarks or registered trademarks of GoPro Inc. in the United States and other countries. All other trademarks are the property of their respective owners.
For more information, visit www.gopro.com or connect with GoPro on YouTube, Twitter, Facebook, Pinterest, Instagram and LinkedIn.
GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on GoPro's investor relations and The Inside Line website, and GoPro’s pages on YouTube, Twitter, Facebook, Pinterest, Instagram, and LinkedIn.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements regarding future events, including but not limited to, those regarding our business outlook for 2016. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are our dependence on sales of cameras and accessories for substantially all of our revenue and the effect of a fall in sales during the holiday season; the fact that we do not expect to continue to grow in the future at the same rate as we have in the past, that we may fail to manage our growth, and profitability in recent periods might not be indicative of future performance; any inability to successfully manage frequent product introductions and transitions or to anticipate consumer preferences and successfully develop desirable products; the risks associated with our expected entrance into the consumer drone market; the effects of the highly competitive market in which we operate; the risks related to inventory, purchase commitments and long-lived assets; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2015, which is on file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

# # # # #

Investor Contact:
Peter Salkowski (855) GOPROHD or (855) 467-7643
investor@gopro.com

Media Contact:
Jeff Brown (650) 332-7600 x 9997

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Operations
(unaudited)

	Three months ended
(in thousands, except per share data)	March 31, 2016	March 31, 2015

Revenue	$183,536	$363,109
Cost of revenue	123,822	199,376
Gross profit	59,714	163,733

Operating expenses:
Research and development	76,979	49,437
Sales and marketing	79,449	56,369
General and administrative	24,721	35,659
Total operating expenses	181,149	141,465
Operating income (loss)	(121,435)	22,268
Other expense, net	(307)	(2,244)
Income (loss) before income taxes	(121,742)	20,024
Income tax expense (benefit)	(14,283)	3,272
Net income (loss)	$(107,459)	$16,752

Net income (loss) per share:
Basic	$(0.78)	$0.13
Diluted	$(0.78)	$0.11

Weighted-average shares used to compute net income (loss) per share:
Basic	137,543	132,278
Diluted	137,543	148,573

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	March 31, 2016	December 31, 2015

Assets
Current assets:
Cash and cash equivalents	$248,717	$279,672
Marketable securities	139,951	194,386
Accounts receivable, net	46,519	145,692
Inventory	139,736	188,232
Prepaid expenses and other current assets	27,452	25,261
Total current assets	602,375	833,243
Property and equipment, net	67,725	70,050
Intangible assets, net and goodwill	131,364	88,122
Other long-term assets	127,465	111,561
Total assets	$928,929	$1,102,976

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$50,989	$89,989
Accrued liabilities	148,309	192,446
Deferred revenue	13,847	12,742
Total current liabilities	213,145	295,177
Long-term liabilities	36,389	35,766
Total liabilities	249,534	330,943

Stockholders’ equity:
Common stock and additional paid-in capital	678,132	663,311
Treasury stock, at cost	(35,613)	(35,613)
Retained earnings	36,876	144,335
Total stockholders’ equity	679,395	772,033
Total liabilities and stockholders’ equity	$928,929	$1,102,976

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Cash Flows
(unaudited)

	Three months ended
(in thousands)	March 31, 2016	March 31, 2015
Operating activities:
Net income (loss)	$(107,459)	$16,752
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	8,322	5,369
Stock-based compensation	15,731	26,501
Excess tax benefit from stock-based compensation	(690)	(6,067)
Deferred income taxes	(10,328)	(1,590)
Other	765	2,829
Net changes in operating assets and liabilities	60,394	22,473
Net cash provided by (used in) operating activities	(33,265)	66,267

Investing activities:
Purchases of property and equipment, net	(8,219)	(5,207)
Purchases of marketable securities	—	(79,368)
Maturities and sales of marketable securities	54,229	12,503
Acquisitions, net of cash acquired	(45,040)	(5,100)
Net cash provided by (used) in investing activities	970	(77,172)

Financing activities:
Proceeds from issuance of common stock, net	4,103	11,004
Excess tax benefit from stock-based compensation	690	6,067
Payment of deferred acquisition-related consideration	(356)	—
Payment of credit facility issuance costs	(3,085)	—
Payment of deferred public offering costs	—	(903)
Net cash provided by (used in) financing activities	1,352	16,168
Effect of exchange rate changes on cash and cash equivalents	(12)	(2,027)
Net increase (decrease) in cash and cash equivalents	(30,955)	3,236
Cash and cash equivalents at beginning of period	279,672	319,929
Cash and cash equivalents at end of period	$248,717	$323,165

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

	Three months ended
(in thousands, except per share data)	March 31, 2016	March 31, 2015

GAAP net income (loss)	$(107,459)	$16,752
Stock-based compensation:
Cost of revenue	357	283
Research and development	6,010	3,535
Sales and marketing	3,204	3,066
General and administrative	6,160	19,617
Total stock-based compensation	15,731	26,501

Acquisition-related costs:
Cost of revenue	222	222
Research and development	1,285	87
Sales and marketing	22	33
General and administrative	869	—
Total acquisition-related costs	2,398	342

Restructuring costs:
Cost of revenue	364	—
Research and development	2,655	—
Sales and marketing	2,678	—
General and administrative	811	—
Total restructuring costs	6,508	—

Income tax adjustments	(3,918)	(7,976)
Non-GAAP net income (loss)	$(86,740)	$35,619

Non-GAAP diluted net income (loss) per share	$(0.63)	$0.24

GoPro, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures

To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), net income (loss), earnings (loss) per share and adjusted EBITDA. These non-GAAP measures are not in accordance with, nor serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures.
In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent stock-based compensation and charges that are primarily driven by discrete events that we do not consider to be directly related to core operating performance. We use non-GAAP measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans and for calculating return on investment. In addition, management’s incentive compensation is determined using non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results reviewed by management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our on-going operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
  The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income as we believe their inclusion would hinder our ability to assess core operational performance. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Acquisition-related costs include the amortization of acquired intangible assets (primarily consisting of acquired technology), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because they are not related to our core operating performance, and the frequency and amount of such costs vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired.

•
Restructuring costs primarily include severance-related costs recorded in connection with our global workforce reduction in January 2016. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Income tax adjustments relate to the tax effect of the adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure of non-GAAP net income (loss). We believe that these adjustments provide us with the ability to more clearly view trends in our core operating performance.

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended
(dollars in thousands)	March 31, 2016	March 31, 2015
GAAP gross profit	$59,714	$163,733
Stock-based compensation	357	283
Acquisition-related costs	222	222
Restructuring costs	364	—
Non-GAAP gross profit	$60,657	$164,238

GAAP gross profit as a % of revenue	32.5%	45.1%
Stock-based compensation	0.2	0.1
Acquisition-related costs	0.1	—
Restructuring costs	0.2	—
Non-GAAP gross profit as a % of revenue	33.0%	45.2%

GAAP operating expenses	$181,149	$141,465
Stock-based compensation	(15,374)	(26,218)
Acquisition-related costs	(2,176)	(120)
Restructuring costs	(6,144)	—
Non-GAAP operating expenses	$157,455	$115,127

GAAP operating income (loss)	$(121,435)	$22,268
Stock-based compensation	15,731	26,501
Acquisition-related costs	2,398	342
Restructuring costs	6,508	—
Non-GAAP operating income (loss)	$(96,798)	$49,111

GAAP operating income (loss) as a % of revenue	(66.2)%	6.1%
Stock-based compensation	8.6	7.3
Acquisition-related costs	1.3	0.1
Restructuring costs	3.5	—
Non-GAAP operating income (loss) as a % of revenue	(52.8)%	13.5%

	Three months ended
(in thousands)	March 31, 2016	March 31, 2015
GAAP net income (loss)	$(107,459)	$16,752
Income tax expense (benefit)	(14,283)	3,272
Interest (income) expense, net	(334)	65
Depreciation and amortization	8,323	5,369
POP display amortization	4,743	4,548
Stock-based compensation	15,731	26,501
Restructuring costs	6,508	—
Adjusted EBITDA	$(86,771)	$56,507